Exhibit 99.1 234 Kingsley Park Drive Fort Mill, South Carolina 29715 News Release

TICKER SYMBOL	Investor RELATIONS	MEDIA RELATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-848-5049	David Struhs Vice-President Corporate Services and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY FOURTH QUARTER AND FISCAL YEAR 2018 FINANCIAL RESULTS

Best quarterly performance since 2011

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted).

•	Fourth quarter 2018 net earnings of $1.38 per share; earnings before items[1] of $1.63 per share
•	Higher pulp and paper price realization
•	$217 million of cash flow from operating activities

Fort Mill, SC, February 5, 2019 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $87 million ($1.38 per share) for the fourth quarter of 2018 compared to net earnings of $99 million ($1.57 per share) for the third quarter of 2018 and a net loss of $386 million ($6.16 per share) for the fourth quarter of 2017. Sales for the fourth quarter of 2018 were $1.4 billion.

Excluding items listed below, the Company had earnings before items1 of $103 million ($1.63 per share) for the fourth quarter of 2018 compared to earnings before items1 of $92 million ($1.46 per share) for the third quarter of 2018 and earnings before items1 of $40 million ($0.64 per share) for the fourth quarter of 2017.

ITEMS

Description	Segment	Line item	Amount	After tax effect	EPS impact (per share)
			(in millions)
Fourth quarter 2018

● Margin improvement plan	Personal Care	Impairment of property, plant and equipment	$7	$5	$0.08

● Margin improvement plan	Personal Care	Closure and restructuring costs	$8	$6	$0.09

● U.S. Tax Reform	Corporate	Income tax expense	$5	$5	$0.08

Third quarter 2018

● U.S. Tax Reform	Corporate	Income tax benefit	$7	$7	$0.11

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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Description	Segment	Line item	Amount	After tax effect	EPS impact (per share)
			(in millions)
Fourth quarter 2017

● Non-cash goodwill impairment charge	Personal Care	Impairment of goodwill	$578	$573	$9.14

● Closure and restructuring costs	Personal Care	Closure and restructuring costs	$2	$1	$0.02

● U.S. Tax Reform	Corporate	Income tax benefit	$140	$140	$2.23

● Net gain on disposal of property, plant & equipment	Corporate	Other operating income	$9	$8	$0.13

FISCAL YEAR 2018 HIGHLIGHTS

For fiscal year 2018, net earnings amounted to $283 million ($4.48 per share) compared to a net loss of $258 million ($4.11 per share) for fiscal year 2017. The Company had earnings before items1 of $291 million ($4.61 per share) for fiscal year 2018 compared to earnings before items1 of $163 million ($2.60 per share) for fiscal year 2017. Sales amounted to $5.5 billion for fiscal year 2018.

Commenting on the full-year results, John D. Williams, President and Chief Executive Officer said, “We had a strong finish to a great year where we significantly improved EBITDA and cash flow. Our solid performance enabled us to return cash to shareholders, manage our balance sheet to preserve financial flexibility and better position Domtar for sustainable, long-term growth”.

QUARTERLY REVIEW

“The fourth quarter was one of our best in several years,” said John D. Williams, President and Chief Executive Officer. “Our results reflect a strong performance in Pulp and Paper as we benefited from solid business fundamentals, accelerating price realizations and improved productivity. I’m especially pleased with our cost performance in the quarter despite fiber availability issues at several of our facilities.”

Commenting on Personal Care, Mr. Williams added, “Results improved from the third quarter led by seasonally stronger sales in Europe while new customer volume began to ramp up in North America. Higher volume and cost improvements also drove operational efficiencies and resulted in lower overall unit cost. Although markets remain challenged with raw material cost inflation, we do see some of the underlying fundamentals beginning to improve.”

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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Operating income was $133 million in the fourth quarter of 2018 compared to operating income of $114 million in the third quarter of 2018. Depreciation and amortization totaled $75 million in the fourth quarter of 2018.

Operating income before items1 was $148 million in the fourth quarter of 2018 compared to an operating income before items1 of $114 million in the third quarter of 2018.

(In millions of dollars)	4Q 2018	3Q 2018

Sales	$1,390	$1,367
Operating income (loss)
Pulp and Paper segment	148	135
Personal Care segment	(12)	(3)
Corporate	(3)	(18)
Total operating income	133	114
Operating income before items[1]	148	114
Depreciation and amortization	75	75

The increase in operating income in the fourth quarter of 2018 was the result of lower maintenance costs, lower selling, general and administrative expenses, higher average selling prices for pulp and paper, lower fixed costs and favorable productivity. These factors were partially offset by higher raw material costs.

When compared to the third quarter of 2018, manufactured paper shipments were down 1% and pulp shipments increased 1%. The shipments-to-production ratio for paper was 95% in the fourth quarter of 2018, compared to 98% in the third quarter of 2018. Paper inventories increased by 34,000 tons, and pulp inventories decreased by 7,000 metric tons when compared to the third quarter of 2018.

LIQUIDITY AND CAPITAL

Cash flow from operating activities amounted to $217 million and capital expenditures were $84 million, resulting in free cash flow1 of $133 million for the fourth quarter of 2018. Domtar’s net debt-to-total capitalization ratio1 stood at 23% at December 31, 2018 compared to 25% at September 30, 2018.

In 2018, cash flow from operating activities amounted to $554 million and capital expenditures were $195 million, resulting in free cash flow1 of $359 million.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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OUTLOOK

In 2019, our paper shipments will increase as we respond to increased demand from our customers following the announced capacity closures while paper prices will continue to improve in the wake of the recently announced price increases across the majority of our paper grades. Softwood and fluff pulp markets will remain balanced through the year due to continued steady demand growth and limited announced new capacity. We anticipate costs, including freight, labor and raw materials, to marginally increase. Personal Care is expected to benefit from our margin improvement plan and new customer wins, partially offset by further raw material cost inflation.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 11:00 a.m. (ET) to discuss its fourth quarter and fiscal year 2018 financial results. Financial analysts are invited to participate in the call by dialing 1 (800) 499-4035 (toll free - North America) or 1 (416) 204-9269 (International) at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its first quarter 2019 earnings results on May 1, 2019 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and absorbent hygiene products. With approximately 10,000 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $5.5 billion, and its common stock is traded on the New York and Toronto Stock Exchanges. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, and the other reasons identified under “Risk Factors” in our Form 10-K for 2017 as filed with the SEC and as updated by subsequently filed Form 10-Qs. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

- (30) -

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Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

{

	Three months ended	Three months ended	Twelve months ended	Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2018	2017	2018	2017
	(Unaudited)
	$	$	$	$
Selected Segment Information
Sales (1)
Pulp and Paper	1,154	1,090	4,523	4,216
Personal Care	254	260	1,000	996
Total for reportable segments	1,408	1,350	5,523	5,212
Intersegment sales	(18)	(15)	(68)	(64)
Consolidated sales	1,390	1,335	5,455	5,148
Depreciation and amortization
Pulp and Paper	58	64	238	254
Personal Care	17	18	70	67
Total for reportable segments	75	82	308	321
Impairment of property plant and equipment and goodwill - Personal Care	7	578	7	578
Consolidated depreciation and amortization and impairment of property, plant and equipment and goodwill	82	660	315	899
Operating income (loss)(2)
Pulp and Paper	148	56	438	237
Personal Care	(12)	(564)	(5)	(527)
Corporate	(3)	(5)	(47)	(38)
Consolidated operating income (loss)	133	(513)	386	(328)
Interest expense, net	15	16	62	66
Non-service components of net periodic benefit cost	(5)	(1)	(18)	(11)
Earnings (loss) before income taxes and equity loss	123	(528)	342	(383)
Income tax expense (benefit)	35	(142)	57	(125)
Equity loss, net of taxes	1	—	2	—
Net earnings (loss)	87	(386)	283	(258)
Per common share (in dollars)
Net earnings (loss)
Basic	1.38	(6.16)	4.50	(4.11)
Diluted	1.38	(6.16)	4.48	(4.11)
Weighted average number of common shares outstanding (millions)
Basic	62.9	62.7	62.9	62.7
Diluted	63.0	62.7	63.1	62.7
Cash flows from operating activities	217	125	554	449
Additions to property, plant and equipment	84	71	195	182

(1)

As a result of adopting ASU 2014-09 “Revenue from Contracts with Customers,” the Company has revised its 2017 segment disclosures to conform to the new guideline. (Previously reported numbers for Sales for the three and twelve months ended December 31, 2017 were as follows: Pulp and Paper: $1,090 million and $4,216 million, respectively; Personal Care: $262 million and $1,005 million, respectively; Intersegment sales: $(15) million and $(64) million, respectively.)

(2)

As a result of adopting ASU 2017-07 “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” the Company has revised its 2017 segment disclosures to conform to the new guideline. (Previously reported numbers for Operating income (loss) for the three and twelve months ended December 31, 2017 were as follows: Pulp and Paper: $58 million and $250 million, respectively; Personal Care: $(564) million and $(527) million, respectively; Corporate: $(6) million and $(40) million, respectively.)

Domtar Corporation

Consolidated Statements of Earnings (Loss)

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended	Twelve months ended	Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2018	2017	2018	2017
	(Unaudited)
	$	$	$	$

Sales	1,390	1,335	5,455	5,148
Operating expenses
Cost of sales, excluding depreciation and amortization	1,064	1,079	4,303	4,145
Depreciation and amortization	75	82	308	321
Selling, general and administrative	100	115	443	444
Impairment of property, plant and equipment and goodwill	7	578	7	578
Closure and restructuring costs	8	2	8	2
Other operating loss (income), net	3	(8)	—	(14)
	1,257	1,848	5,069	5,476
Operating income (loss)	133	(513)	386	(328)
Interest expense, net	15	16	62	66
Non-service components of net periodic benefit cost	(5)	(1)	(18)	(11)
Earnings (loss) before income taxes and equity loss	123	(528)	342	(383)
Income tax expense (benefit)	35	(142)	57	(125)
Equity loss, net of taxes	1	—	2	—
Net earnings (loss)	87	(386)	283	(258)
Per common share (in dollars)
Net earnings (loss)
Basic	1.38	(6.16)	4.50	(4.11)
Diluted	1.38	(6.16)	4.48	(4.11)
Weighted average number of common shares outstanding (millions)
Basic	62.9	62.7	62.9	62.7
Diluted	63.0	62.7	63.1	62.7

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	December 31,	December 31,
	2018	2017
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	111	139
Receivables, less allowances of $6 and $7	670	704
Inventories	762	757
Prepaid expenses	24	33
Income and other taxes receivable	22	24
Total current assets	1,589	1,657
Property, plant and equipment, net	2,605	2,765
Intangible assets, net	597	633
Other assets	134	157
Total assets	4,925	5,212
Liabilities and shareholders' equity
Current liabilities
Trade and other payables	757	716
Income and other taxes payable	25	24
Long-term debt due within one year	1	1
Total current liabilities	783	741
Long-term debt	853	1,129
Deferred income taxes and other	476	491
Other liabilities and deferred credits	275	368
Shareholders' equity
Common stock	1	1
Additional paid-in capital	1,981	1,969
Retained earnings	1,023	849
Accumulated other comprehensive loss	(467)	(336)
Total shareholders' equity	2,538	2,483
Total liabilities and shareholders' equity	4,925	5,212

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	For the twelve months ended
	December 31, 2018	December 31, 2017
	(Unaudited)
	$	$
Operating activities
Net earnings (loss)	283	(258)
Adjustments to reconcile net earnings (loss) to cash flows from operating activities
Depreciation and amortization	308	321
Deferred income taxes and tax uncertainties	13	(207)
Impairment of property, plant and equipment and goodwill	7	578
Net gains on disposals of property, plant and equipment	(4)	(13)
Stock-based compensation expense	8	6
Equity loss, net	2	—
Other	(1)	2
Changes in assets and liabilities
Receivables	18	(72)
Inventories	(24)	21
Prepaid expenses	2	5
Trade and other payables	24	35
Income and other taxes	(32)	12
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	(46)	(32)
Other assets and other liabilities	(4)	51
Cash flows from operating activities	554	449
Investing activities
Additions to property, plant and equipment	(195)	(182)
Proceeds from disposals of property, plant and equipment	5	19
Acquisition of business, net of cash acquired	—	(8)
Other	(6)	—
Cash flows used for investing activities	(196)	(171)
Financing activities
Dividend payments	(108)	(104)
Net change in bank indebtedness	—	(12)
Change in revolving credit facility	—	(50)
Proceeds from receivables securitization facility	85	45
Repayments of receivables securitization facility	(60)	(90)
Repayments of long-term debt	(301)	(64)
Other	2	1
Cash flows used for financing activities	(382)	(274)
Net (decrease) increase in cash and cash equivalents	(24)	4
Impact of foreign exchange on cash	(4)	10
Cash and cash equivalents at beginning of year	139	125
Cash and cash equivalents at end of year	111	139
Supplemental cash flow information
Net cash payments for:
Interest	57	58
Income taxes	71	33

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization”. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			2018					2017
			Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Reconciliation of "Earnings before items" to Net earnings (loss)
	Net earnings (loss)	($)	54	43	99	87	283	20	38	70	(386)	(258)
(+)	Impairment of property, plant and equipment and goodwill	($)	—	—	—	5	5	—	—	—	573	573
(+)	Closure and restructuring costs	($)	—	—	—	6	6	—	—	—	1	1
(+)	Litigation settlement	($)	2	—	—	—	2	—	—	—	—	—
(-)	Net gains on disposals of property, plant and equipment	($)	(1)	(2)	—	—	(3)	—	—	(3)	(8)	(11)
(-)	Reversal of contingent consideration	($)	—	—	—	—	—	—	—	(2)	—	(2)
(-)	U.S. Tax Reform	($)	—	—	(7)	5	(2)	—	—	—	(140)	(140)
(=)	Earnings before items	($)	55	41	92	103	291	20	38	65	40	163
(/)	Weighted avg. number of common shares outstanding (diluted)	(millions)	62.9	63.2	63.2	63.0	63.1	62.8	62.7	62.9	62.7	62.7
(=)	Earnings before items per diluted share	($)	0.87	0.65	1.46	1.63	4.61	0.32	0.61	1.03	0.64	2.60

Reconciliation of "EBITDA" and "EBITDA before items" to Net earnings (loss)
	Net earnings (loss)	($)	54	43	99	87	283	20	38	70	(386)	(258)
(+)	Equity loss, net of taxes	($)	—	—	1	1	2	—	—	—	—	—
(+)	Income tax expense (benefit)	($)	11	8	3	35	57	5	9	3	(142)	(125)
(+)	Interest expense, net	($)	16	16	15	15	62	17	17	16	16	66
(+)	Depreciation and amortization	($)	79	79	75	75	308	80	79	80	82	321
(+)	Impairment of property, plant and equipment and goodwill	($)	—	—	—	7	7	—	—	—	578	578
(-)	Net gains on disposals of property, plant and equipment	($)	(1)	(3)	—	—	(4)	—	—	(4)	(9)	(13)
(=)	EBITDA	($)	159	143	193	220	715	122	143	165	139	569
(/)	Sales	($)	1,345	1,353	1,367	1,390	5,455	1,302	1,221	1,290	1,335	5,148
(=)	EBITDA margin	(%)	12%	11%	14%	16%	13%	9%	12%	13%	10%	11%
	EBITDA	($)	159	143	193	220	715	122	143	165	139	569
(+)	Closure and restructuring costs	($)	—	—	—	8	8	—	—	—	2	2
(+)	Litigation settlement	($)	2	—	—	—	2	—	—	—	—	—
(-)	Reversal of contingent consideration	($)	—	—	—	—	—	—	—	(2)	—	(2)
(=)	EBITDA before items	($)	161	143	193	228	725	122	143	163	141	569
(/)	Sales	($)	1,345	1,353	1,367	1,390	5,455	1,302	1,221	1,290	1,335	5,148
(=)	EBITDA margin before items	(%)	12%	11%	14%	16%	13%	9%	12%	13%	11%	11%

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

			2018					2017
			Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Reconciliation of "Free cash flow" to Cash flows from operating activities
	Cash flows from operating activities	($)	90	177	70	217	554	91	121	112	125	449
(-)	Additions to property, plant and equipment	($)	(25)	(37)	(49)	(84)	(195)	(34)	(37)	(40)	(71)	(182)
(=)	Free cash flow	($)	65	140	21	133	359	57	84	72	54	267

"Net debt-to-total capitalization" computation
	Bank indebtedness	($)	—	1	—	—		2	—	—	—
(+)	Long-term debt due within one year	($)	1	1	1	1		64	1	1	1
(+)	Long-term debt	($)	1,103	1,103	1,103	853		1,188	1,203	1,164	1,129
(=)	Debt	($)	1,104	1,105	1,104	854		1,254	1,204	1,165	1,130
(-)	Cash and cash equivalents	($)	(152)	(264)	(256)	(111)		(111)	(124)	(143)	(139)
(=)	Net debt	($)	952	841	848	743		1,143	1,080	1,022	991
(+)	Shareholders' equity	($)	2,493	2,458	2,553	2,538		2,685	2,770	2,886	2,483
(=)	Total capitalization	($)	3,445	3,299	3,401	3,281		3,828	3,850	3,908	3,474
	Net debt	($)	952	841	848	743		1,143	1,080	1,022	991
(/)	Total capitalization	($)	3,445	3,299	3,401	3,281		3,828	3,850	3,908	3,474
(=)	Net debt-to-total capitalization	(%)	28%	25%	25%	23%		30%	28%	26%	29%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings (loss), Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2018

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'18	Q2'18	Q3'18	Q4'18	Year	Q1'18	Q2'18	Q3'18	Q4'18	Year	Q1'18	Q2'18	Q3'18	Q4'18	Year	Q1'18	Q2'18	Q3'18	Q4'18	Year
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	76	79	135	148	438	8	2	(3)	(12)	(5)	(7)	(19)	(18)	(3)	(47)	77	62	114	133	386
(+)	Impairment of property, plant and equipment	($)	—	—	—	—	—	—	—	—	7	7	—	—	—	—	—	—	—	—	7	7
(-)	Net gains on disposals of property, plant and equipment	($)	(1)	(3)	—	—	(4)	—	—	—	—	—	—	—	—	—	—	(1)	(3)	—	—	(4)
(+)	Closure and restructuring costs	($)	—	—	—	—	—	—	—	—	8	8	—	—	—	—	—	—	—	—	8	8
(+)	Litigation settlement	($)	—	—	—	—	—	—	—	—	—	—	2	—	—	—	2	2	—	—	—	2
(=)	Operating income (loss) before items	($)	75	76	135	148	434	8	2	(3)	3	10	(5)	(19)	(18)	(3)	(45)	78	59	114	148	399

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	75	76	135	148	434	8	2	(3)	3	10	(5)	(19)	(18)	(3)	(45)	78	59	114	148	399
(+)	Non-service components of net periodic benefit cost	($)	4	6	4	5	19	—	—	—	—	—	—	(1)	—	—	(1)	4	5	4	5	18
(+)	Depreciation and amortization	($)	61	61	58	58	238	18	18	17	17	70	—	—	—	—	—	79	79	75	75	308
(=)	EBITDA before items	($)	140	143	197	211	691	26	20	14	20	80	(5)	(20)	(18)	(3)	(46)	161	143	193	228	725
(/)	Sales	($)	1,100	1,123	1,146	1,154	4,523	262	247	237	254	1,000	—	—	—	—	—	1,362	1,370	1,383	1,408	5,523
(=)	EBITDA margin before items	(%)	13%	13%	17%	18%	15%	10%	8%	6%	8%	8%	—	—	—	—	—	12%	10%	14%	16%	13%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2017

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics are useful to understand our operating performance and benchmark with peers within the industry. The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of specified items. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'17	Q2'17	Q3'17	Q4'17	Year	Q1'17	Q2'17	Q3'17	Q4'17	Year	Q1'17	Q2'17	Q3'17	Q4'17	Year	Q1'17	Q2'17	Q3'17	Q4'17	Year
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)	($)	30	62	89	56	237	16	13	8	(564)	(527)	(8)	(13)	(12)	(5)	(38)	38	62	85	(513)	(328)
(+)	Impairment of goodwill	($)	—	—	—	—	—	—	—	—	578	578	—	—	—	—	—	—	—	—	578	578
(-)	Net gains on disposals of property, plant and equipment	($)	—	—	(4)	—	(4)	—	—	—	—	—	—	—	—	(9)	(9)	—	—	(4)	(9)	(13)
(-)	Reversal of contingent consideration	($)	—	—	—	—	—	—	—	—	—	—	—	—	(2)	—	(2)	—	—	(2)	—	(2)
(+)	Closure and restructuring costs	($)	—	—	—	—	—	—	—	—	2	2	—	—	—	—	—	—	—	—	2	2
(=)	Operating income (loss) before items	($)	30	62	85	56	233	16	13	8	16	53	(8)	(13)	(14)	(14)	(49)	38	62	79	58	237

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	30	62	85	56	233	16	13	8	16	53	(8)	(13)	(14)	(14)	(49)	38	62	79	58	237
(+)	Non-service components of net periodic benefit cost	($)	4	3	4	2	13	—	—	—	—	—	—	(1)	—	(1)	(2)	4	2	4	1	11
(+)	Depreciation and amortization	($)	64	63	63	64	254	16	16	17	18	67	—	—	—	—	—	80	79	80	82	321
(=)	EBITDA before items	($)	98	128	152	122	500	32	29	25	34	120	(8)	(14)	(14)	(15)	(51)	122	143	163	141	569
(/)	Sales	($)	1,073	999	1,054	1,090	4,216	247	238	251	260	996	—	—	—	—	—	1,320	1,237	1,305	1,350	5,212
(=)	EBITDA margin before items	(%)	9%	13%	14%	11%	12%	13%	12%	10%	13%	12%	—	—	—	—	—	9%	12%	12%	10%	11%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements, thereby leading to different measures for different companies.

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2018					2017
		Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year
Pulp and Paper Segment
Sales	($)	1,100	1,123	1,146	1,154	4,523	1,073	999	1,054	1,090	4,216
Operating income	($)	76	79	135	148	438	30	62	89	56	237
Depreciation and amortization	($)	61	61	58	58	238	64	63	63	64	254
Paper
Paper Production	('000 ST)	739	739	743	757	2,978	709	715	745	724	2,893
Paper Shipments - Manufactured	('000 ST)	769	754	727	721	2,971	745	698	722	726	2,891
Communication Papers	('000 ST)	640	615	596	595	2,446	622	582	597	600	2,401
Specialty and Packaging Papers	('000 ST)	129	139	131	126	525	123	116	125	126	490
Paper Shipments - Sourced from 3rd parties	('000 ST)	28	26	30	25	109	29	26	29	25	109
Paper Shipments - Total	('000 ST)	797	780	757	746	3,080	774	724	751	751	3,000
Pulp
Pulp Shipments(a)	('000 ADMT)	374	377	390	395	1,536	453	383	424	462	1,722
Pulp Shipments mix(b):
Hardwood Kraft Pulp	(%)	4%	3%	3%	3%	4%	4%	3%	7%	5%	5%
Softwood Kraft Pulp	(%)	58%	56%	56%	55%	56%	67%	62%	61%	54%	61%
Fluff Pulp	(%)	38%	41%	41%	42%	40%	29%	35%	32%	41%	34%

Personal Care Segment
Sales	($)	262	247	237	254	1,000	247	238	251	260	996
Operating income (loss)	($)	8	2	(3)	(12)	(5)	16	13	8	(564)	(527)
Depreciation and amortization	($)	18	18	17	17	70	16	16	17	18	67
Impairment of property, plant and equipment and goodwill	($)	—	—	—	7	7	—	—	—	578	578

Average Exchange Rates	$US / $CAN	1.264	1.290	1.307	1.321	1.296	1.323	1.344	1.253	1.272	1.297
	$CAN / $US	0.791	0.775	0.765	0.757	0.772	0.756	0.744	0.798	0.786	0.771
	€ / $US	1.229	1.192	1.163	1.141	1.181	1.066	1.100	1.175	1.178	1.130

(a)  Figures represent Pulp Shipments to third parties.

(b)  Percentages include Pulp Shipments to our Personal Care segment.

Note: the term “ST” refers to a short ton and the term “ADMT” refers to an air dry metric ton.